      As filed with the Securities and Exchange Commission on June 13, 1997
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               -----------------

                          CENTRAL SPRINKLER CORPORATION
             (Exact name of registrant as specified in its charter)

      Pennsylvania                                       23-2328106
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

      451 North Cannon Avenue
       Lansdale, Pennsylvania                              19446
(Address of principal executive offices)                (Zip Code)

                          CENTRAL SPRINKLER CORPORATION
                          1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                 GEORGE G. MEYER
                             Chief Executive Officer
                          Central Sprinkler Corporation
                             451 North Cannon Avenue
                          Lansdale, Pennsylvania 19446
                     (Name and address of agent for service)

                                 (215) 362-0700
          (Telephone number, including area code, of agent for service)
                         ------------------------------
                         Copy of all communications to:
                               THOMAS J. SHARBAUGH
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                             Proposed maximum            Proposed maximum
    Title of securities            Amount to be              offering price                 aggregate                 Amount of
     to be registered               registered               per share (1)             offering price (1)         registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share                800,000(2)                   $25.75                    $20,600,000                $6,242.42
====================================================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of shares of Common Stock of June 10, 1997 as reported on the Nasdaq National Market System.
(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
        ----------------------------------------

                  The following documents filed by Central Sprinkler Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Commission") are incorporated by reference in this Registration Statement:

                      (a) The Registrant's Annual Report on Form 10-K for the
             fiscal year ended October 31, 1996;

                      (b) The Registrant's Quarterly Reports on Form 10-Q for
             the quarters ended January 31, 1997 and April 30, 1997; and

                      (c) The description of the Registrant's Common Stock,
             $.01 par value (the "Common Stock") that is contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

             All reports and other documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement, and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered by this registration statement have been sold or which registers all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this registration statement.

             Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

             Experts. The consolidated financial statements of the Registrant and its subsidiaries as of October 31, 1996 and 1995 and for the years ended October 31, 1996, October 31, 1995 and October 31, 1994, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, have been incorporated by reference in this registration statement in reliance upon the report of Arthur Andersen LLP, independent public accountants, and upon the authority of such firm as experts in accounting and auditing in giving said report. Future consolidated financial statements of the Registrant and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this registration statement in reliance upon the authority of such firm as experts in giving those reports to the extent such firm has audited those consolidated financial statements and consented to the use of their reports thereon.

Item 4. Description of Securities.
        --------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        ---------------------------------------

             The validity of the issuance of the shares of Common Stock described herein has been passed upon for the Company by Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Thomas J. Sharbaugh, a partner of Morgan, Lewis & Bockius LLP, is a member of the Registrant's Board of Directors and serves as an Assistant Secretary of the Registrant. As of June 12, 1997, Mr. Sharbaugh beneficially owned 498 shares of Common Stock and options to purchase 6,000 shares of Common Stock, all of which are currently exercisable.

Item 6. Indemnification of Directors and Officers.
        ------------------------------------------

             The Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlements incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, the BCL provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation. The corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

             The BCL provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights or under a bylaw or vote of shareholders or disinterested directors, to which a person seeking indemnification or advancement of expenses may be entitled. Such contractual or other rights may, for example, under Pennsylvania law, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. Pennsylvania law permits such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

             The BCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

             Article VIII of the Company's Bylaws and the form of indemnification agreement approved by the shareholders provide indemnification of directors, officers and other agents of the Company to the extent permitted by the BCL which grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

             Article VIII of the Bylaws and the form of indemnification agreement provide, except as expressly prohibited by law, an unconditional right to indemnification for expenses and any liability paid or incurred by any director or officer to the Company, or any other person designated by the Board of Directors as an indemnified representative, in connection with any actual or threatened claim, action, suit or proceeding (including derivative suits) in which he or she may be involved by reason of being or having been a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust, employee benefit plan or other entity.

             Article VIII also authorizes the Company to further effect or secure its indemnification obligations by entering into indemnification agreements and maintaining insurance.

             The Company maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Company for indemnification payments made to its directors and officers for certain liabilities.

Item 7. Exemption from Registration Claimed.
        ------------------------------------

        Not applicable.

Item 8. Exhibits.
        ---------

             The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number                         Exhibit
------                         -------

5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

Item 9. Undertakings.

             The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:


                                       (i) To include any prospectus required by
                      Section 10(a)(3) of the Securities Act of 1933;

                                       (ii) To reflect in the prospectus any
                      facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                                       (iii) To include any material information
                      with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lansdale, Pennsylvania, on this 12th day of June, 1997.

                                             CENTRAL SPRINKLER CORPORATION


                                             By: /s/ William J. Meyer
                                                 ------------------------------
                                                  William J. Meyer
                                                  President

        KNOW ALL MEN BY THESE PRESENTS, that the Securities Act of 1933, each person whose signature appears below makes, constitutes and appoints Albert T. Sabol his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                                 Title                                   Date
 /s/Winston J. Churchill                Chairman of the Board and Director                  June 12, 1997
-------------------------------------
    Winston J. Churchill

 /s/William J. Meyer                    President and Director                              June 12, 1997
-------------------------------------
    William J. Meyer

 /s/George G. Meyer                     Chief Executive Officer, Treasurer,                 June 12, 1997
-------------------------------------   Secretary and Director (Principal
    George G. Meyer                     Executive Officer)

 /s/Albert T. Sabol                     Executive Vice-President Finance                    June 12, 1997
-------------------------------------   (Principal Financial and Accounting
    Albert T. Sabol                     Officer)

 /s/Stephen J. Meyer                    Director                                            June 12, 1997
-------------------------------------
    Stephen J. Meyer

  /s/Joseph L. Jackson                  Director                                            June 12, 1997
-------------------------------------
    Joseph L. Jackson

 /s/Barbara M. Henagan                  Director                                            June 12, 1997
-------------------------------------
    Barbara M. Henagan

 /s/Richard P. O'Leary                  Director                                            June 12, 1997
-------------------------------------
    Richard P. O'Leary

 /s/Thomas J. Sharbaugh                 Director                                            June 12, 1997
-------------------------------------
    Thomas J. Sharbaugh

 /s/Timothy J. Wagg                     Director                                            June 12, 1997
-------------------------------------
    Timothy J. Wagg

                                  EXHIBIT INDEX




Exhibit
  No.                                          Description
-------                                        ------------
    5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

   23.1                   Consent of  Arthur Andersen LLP

   23.2                   Consent of Morgan, Lewis & Bockius LLP
                          (included in Exhibit 5.1).

   24.1 Power of Attorney (set forth on the signature page of this registration statement).